Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in the Registration Statements of Track Data Corporation on Form S-3 (File No. 333-4780, effective July 11, 1996, File No. 333-83167, effective August 16, 1999, File No. 333-91645, effective February 9, 2000, File No. 333-34696, effective June 8, 2000 and File No. 333-54296, effective February 9, 2001) and Form S-8 (File No. 333-4532, effective May 2, 1996, File No. 333-52131, effective May 8, 1998, File No. 333-82171, effective July 2, 1999, File No. 333-85000, effective March 27, 2002 and File No. 333-104059, effective March 27, 2003) of our report dated March 8, 2006 with respect to our audit of the consolidated financial statements of Track Data Corporation as of December 31, 2005 and for the year ended December 31, 2005, which report is included in this Annual Report on Form 10-K of Track Data Corporation for the year ended December 31, 2005.

/S/	Marcum & Kliegman LLP

Melville, New York
March 8, 2006